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                                                                 Exhibit 4.2


                                                              EXECUTION COPY






                            FALCON PRODUCTS, INC.

                        REGISTRATION RIGHTS AGREEMENT



                          DATED AS OF JUNE 15, 2004



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                        REGISTRATION RIGHTS AGREEMENT
                        -----------------------------

                  THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is
                                                            ---------
entered into as of June 15, 2004, by and between Falcon Products, Inc., a Delaware corporation (the "Company"), and OCM Principal Opportunities Fund
                           -------
II, L.P., a Delaware limited partnership ("Oaktree"). Capitalized terms used
                                           -------
but not otherwise defined herein are defined in Section 8 hereof.
                                                ---------

                  The Company and Oaktree are parties to the Amended and Restated Loan and Security Agreement, dated as of January 15, 2004 (as the same has been and may be amended, restated or modified from time to time, the "Loan Agreement"), among Fleet Capital Corporation, a Rhode Island
     --------------
corporation, individually as a Lender and as Agent for itself and any other financial institution which is or becomes a party thereto (each such financial institution, including Fleet, individually, a "Lender"), the
                                                         ------
Lenders (including Oaktree) and each of the Company, Shelby Williams Industries, Inc., a Delaware corporation, and Sellers & Josephson Inc., a New Jersey corporation. The Company desires that Oaktree waive certain defaults under the Loan Agreement, amend certain provisions thereof and make an additional loan thereunder.

                  In order to induce Oaktree to take such actions, the Company has agreed to sell to Oaktree a warrant to purchase shares of the Company's Common Stock (the "Warrant") on the terms and subject to the
                             -------
conditions set forth therein and to provide the registration and other rights described herein (including, without limitation, the right to cause the registration of the shares of Common Stock issued or issuable upon exercise of the Warrant).

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

         SECTION 1. DEMAND REGISTRATIONS

                  1A. REQUESTS FOR REGISTRATION. Subject to Section 1B, at
                      -------------------------             ----------
any time and from time to time, the holder(s) of a majority of the Registrable Securities may request registration under the Securities Act (a "Demand Registration") of all or any portion of such holders' Registrable
 -------------------
Securities on Form S-1 or any similar long-form registration (a "Long-Form
                                                                 ---------
Registration") or, if available, on Form S-2 or S-3 or any similar
------------
short-form registration (a "Short-Form Registration"). Each request for a
                            -----------------------
Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within ten (10) days after receipt of any such request, the Company will give written notice of such requested registration to all other holders of Registrable Securities and, subject to Section 1D
                                                               ----------
below, will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company's notice.

                  1B. LONG-FORM REGISTRATIONS. The holder(s) of a majority
                      -----------------------
of the Registrable Securities will be entitled to request two (2) Long-Form Registrations for which the Company will pay all Registration Expenses incurred in connection therewith; provided that, in the event the holder(s)
                                  --------
of a majority of the Registrable Securities are unable to sell at least 80% of the



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Registrable Securities initially requested to be included in such registration by such holders, then such request and related registration shall not count as any of the two (2) Long-Form Registrations to which such holders are entitled to request pursuant to this Section 1B, and the Company
                                                 ----------
shall nevertheless pay all Registration Expenses incurred in connection with such registration.

                  1C. SHORT-FORM REGISTRATIONS. In addition to the Long-Form
                      ------------------------
Registrations provided pursuant to Section 1B, the holder(s) of a majority
                                   ----------
of the Registrable Securities will be entitled to request an unlimited number of Short-Form Registrations for which the Company will pay all Registration Expenses incurred in connection therewith. Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form. The Company will use its reasonable best efforts to make Short-Form Registrations available for the sale of Registrable Securities. If the Company has filed with the Securities and Exchange Commission, pursuant to the request of the holder(s) of a majority of the Registrable Securities, a registration statement under the Securities Act on Form S-3 pursuant to Rule 415 under the Securities Act (the "Required
                                                             --------
Registration"), then the Company shall use its best efforts to cause the
------------
Required Registration to be declared effective under the Securities Act as soon as practicable after filing, and, once effective, the Company shall cause such Required Registration to remain effective until the date on which all Registrable Securities have been sold pursuant to the Required Registration.

                  1D. PRIORITY ON DEMAND REGISTRATIONS. The Company will not
                      --------------------------------
include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holder(s) of a majority of the Registrable Securities initially requested to be included in such Demand Registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holder(s) of a majority of the Registrable Securities initially requested to be included in such Demand Registration (the "Optimal Number"),
                                                           --------------
the Company shall include in such registration, if any, (i) first, the Registrable Securities requested to be included in such registration up to the Optimal Number, pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder, and (ii) second, if all Registrable Securities requested to be included in such registration by the holders thereof have been so included, such other securities requested to be included in such registration, if permitted hereunder, up to a number of such securities that, when combined with the Registrable Securities included in such registration, causes the total number of securities (including all Registrable Securities) included in such registration to be less than or equal to the Optimal Number.

                  1E. RESTRICTIONS ON DEMAND REGISTRATIONS. The Company
                      ------------------------------------
shall not be obligated to effect any Long-Form Registration within 90 days after the effective date of a previous Long-Form Registration or a previous registration in which the holders of Registrable Securities were given piggyback rights pursuant to Section 2 and there was no reduction in the
                             ---------
number of Registrable Securities requested to be included in such registration. The Company may postpone for up to 90 days the filing or the effectiveness of a registration statement for a


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Demand Registration if the Board determines that such Demand Registration would reasonably be expected to have an adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction; provided that, in such
                                                    --------
event, the holder(s) of a majority of the Registrable Securities initially requested to be included in such Demand Registration will be entitled to withdraw such request. The Company may postpone a Demand Registration hereunder only once in any twelve-month period.

                  1F. SELECTION OF UNDERWRITERS. If any Demand Registration
                      -------------------------
is an underwritten offering, the holder(s) of a majority of the Registrable Securities will have the right to select the investment banker(s) and manager(s) which will administer such offering.

                  1G. OTHER REGISTRATION RIGHTS. Except as provided in this
                      -------------------------
Agreement, the Company will not grant to any Person(s) the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, whether as a demand registration or a piggyback registration, without the prior written consent of the holder(s) of a majority of the Registrable Securities.

                  1H. DEMAND REGISTRATION EXPENSES. The Registration
                      ----------------------------
Expenses in connection with any Demand Registration will be paid by the Company, including the reimbursement of the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holder(s) of a majority of the Registrable Securities included in such registration.

         SECTION 2. PIGGYBACK REGISTRATIONS

                  2A. RIGHT TO PIGGYBACK. Whenever the Company proposes to
                      ------------------
register any of its securities under the Securities Act (other than (i) pursuant to a Demand Registration (but subject to the rights of holders of Registrable Securities to participate in Demand Registrations pursuant to
Section 1) or (ii) pursuant to a registration on Form S-4 or S-8 or any
---------
successor or similar forms) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"),
                                                   ----------------------
the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and will use its reasonable best efforts to include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company's notice.

                  2B. PIGGYBACK EXPENSES. The Registration Expenses of the
                      ------------------
holders of Registrable Securities will be paid by the Company in all Piggyback Registrations.

                  2C. PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback
                      ---------------------------------
Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering in an orderly manner within a price range acceptable to the Company (the "Primary
                                                                    -------
Optimal Number"), the Company will include in such registration, if any, (i)
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first, the securities the Company proposes


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to sell on its own behalf up to the Primary Optimal Number, (ii) second, if all securities the Company proposes to sell on its own behalf are included in such registration, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, up to an aggregate number of such Registrable Securities that, when combined with the securities being sold by the Company on its own behalf in such registration, causes the total number of securities (including all Registrable Securities) included in such registration to be less than or equal to the Primary Optimal Number, and (iii) third, if all Registrable Securities requested to be included in such registration by the holders thereof have been so included, such other securities requested to be included in such registration, if permitted hereunder, up to a number of such securities that, when combined with the securities being sold by the Company on its own behalf and the Registrable Securities included in such registration, causes the total number of securities (including all securities being sold by the Company on its own behalf and all Registrable Securities) included in such registration to be equal to the Primary Optimal Number.

                  2D. OTHER REGISTRATIONS. If the Company has previously
                      -------------------
filed a registration statement with respect to Registrable Securities pursuant to Section 1 or pursuant to this Section 2 and such previous
            ---------                     ---------
registration has not been withdrawn or abandoned, then, unless such previous registration is a Required Registration, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4 or S-8 or any successor form and except pursuant to Section 1 hereof), whether on its own
                                      ---------
behalf or at the request of any holder or holders of such securities, until at least six (6) months have elapsed from the effective date of such previous registration.

                  2E. POSTPONEMENT OR WITHDRAWAL. If, at any time after
                      --------------------------
giving written notice of its intention to register any of its securities as set forth in Section 2A and prior to the effective date of such registration
             ----------
statement filed in connection with such registration, the Board shall determine in its good faith judgment for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation hereunder to pay the Registration Expenses incurred prior to such notice in connection therewith).

         SECTION 3. HOLDBACK AGREEMENTS

                  3A. AGREEMENT OF HOLDERS OF REGISTRABLE SECURITIES. To the
                      ----------------------------------------------
extent not inconsistent with applicable law, no holder of Registrable Securities shall effect any public sale or distribution of any equity securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for any such securities, during the seven (7) days prior to or the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration, unless the underwriters managing such registered public offering otherwise agree in writing.

                  3B. COMPANY AGREEMENT. The Company shall (i) not effect
                      -----------------
any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or


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exercisable for any such securities, during the seven (7) days prior to or the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except in each case as part of such underwritten registration or pursuant to registrations on Form S-4 or S-8 or any successor form), unless the underwriters managing such registered public offering otherwise agree in writing, and (ii) cause each holder of shares of Common Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock, purchased from the Company at any time after the date of this Agreement (other than shares of Common Stock constituting Registrable Securities hereunder and other than shares of Common Stock purchased pursuant to an Excluded Issuance (as defined in the Warrant) or an underwritten public offering) to agree not to, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer any such shares or other securities, in either case during the seven (7) days prior to or the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except in each case as part of such underwritten registration, but only if permitted hereunder), unless the underwriters managing such registered public offering otherwise agree in writing.

         SECTION 4. REGISTRATION PROCEDURES

                  Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as reasonably possible:

                  (i) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and thereafter use its best efforts to cause such registration statement to become effective (provided that before filing a registration
                               --------
statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holder(s) of a majority of the Registrable Securities initiating such registration statement copies of all such documents proposed to be filed, which documents will be subject to review of such counsel);

                  (ii) notify each holder of Registrable Securities of the effectiveness of each Registration Statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of either (i) not less than six (6) months (subject to extension pursuant to Section 7) or, if such registration statement
                         ---------
relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer, or (ii) such shorter period as will terminate when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (but in any event not before the expiration of any longer period required under the Securities
Act), and to comply with the


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provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided that the Company shall not be obligated to
                        --------
maintain the effectiveness of any registration statement for a period of more than twenty-four (24) months from the date on which the such registration statement initially becomes effective;

                  (iii) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                  (iv) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will
                                             --------
not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or
(iii) consent to general service of process in any such jurisdiction);

                  (v) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such seller, the Company will prepare and furnish to such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                  (vi) cause all such Registrable Securities to be listed on each securities exchange or market on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

                  (vii) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

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                  (viii) enter into such customary agreements (including
underwriting agreements in customary form) as may be requested by the underwriters and take all such other actions as the holder(s) of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

                  (ix) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                  (x) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                  (xi) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

                  (xii) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Securities included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order;

                  (xiii) obtain one or more comfort letters, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the holder(s) of a majority of the Registrable Securities being sold reasonably request (provided that such
                                                      --------
Registrable Securities constitute at least 10% of the securities covered by such registration statement); and

                  (xiv) as required by the Securities Act or by an underwriter, provide a legal opinion of the Company's outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus)


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and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

         SECTION 5. REGISTRATION EXPENSES

                  5A. COMPANY EXPENSES. All expenses incident to the
                      ----------------
Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne as
                                   ---------------------
provided in this Agreement, except that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

                  5B. REIMBURSEMENT. In connection with each Demand
                      -------------
Registration and each Piggyback Registration, the Company will reimburse the holders of Registrable Securities covered by such registration for the reasonable fees and disbursements of one counsel chosen by the holder(s) of a majority of the Registrable Securities included in such registration. In addition, in connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of each additional counsel retained by any holder of Registrable Securities to the extent related to the rendering of any legal opinion required by the Company or the managing underwriter(s) to be rendered on behalf of such holder in connection with any underwritten Demand Registration or underwritten Piggyback Registration.

         SECTION 6. INDEMNIFICATION

                  6A. INDEMNIFICATION OBLIGATION OF THE COMPANY. The Company
                      -----------------------------------------
agrees to indemnify and hold harmless, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses caused by (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except in so far as the same are caused by or contained in any information furnished in writing to the Company by or on behalf of such holder expressly for use therein or by such holder's failure to deliver a copy of the registration


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statement or prospectus or any amendments or supplements thereto after the
Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

                  6B. INDEMNIFICATION OF THE COMPANY. In connection with any
                      ------------------------------
registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify and hold harmless the Company, its directors and officers and each other Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses caused by (i) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of such holder; provided that the obligation to indemnify will be
                       --------
individual to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

                  6C. INDEMNIFICATION PROCEDURES. Any Person entitled to
                      --------------------------
indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not
                 --------
impair any Person's right to indemnification hereunder to the extent such failure has not adversely affected the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                  6D. OTHER INDEMNIFICATION PROVISIONS. The indemnification
                      --------------------------------
provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Company and any other indemnifying party with respect to the matters set forth in Sections 1
                                                            ----------
through 6 of this Agreement also agree to make such provisions, as are
        -
reasonably requested by any indemnified


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party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

         SECTION 7. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

                  No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or "green shoe" option requested by the managing underwriter(s), provided
                                                                 --------
that no holder of Registrable Securities will be required to sell more than the number of Registrable Securities that such holder has requested the Company to include in any registration) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 4(v) above, such
                                                 ------------
Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person's receipt of the copies of a supplemented or amended prospectus as contemplated by such Section 4(v). In the event the Company shall give any
                     ------------
such notice, the applicable time period mentioned in Section 4(ii) during
                                                     -------------
which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 7 to and including the date
                                       ---------
when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 4(v).
                           ------------

         SECTION 8. DEFINITIONS

                  "Affiliate" of any Person means any other Person
                   ---------
controlling, controlled by or under common control with such Person and, in the case of any holder of Registrable Securities that is a partnership or limited liability company, any partner or member, as applicable, of such holder; provided that the Company shall not be deemed to be an Affiliate of any holder of Registrable Securities, nor shall any other Person be deemed to be an Affiliate of any holder of Registrable Securities solely by reason of such holder's ownership of equity securities of the Company.

                  "Agreement" has the meaning set forth in the Preamble.
                   ---------

                  "Common Stock" means the Company's Common Stock, par value
                   ------------
$0.02 per share.

                  "Company" has the meaning set forth in the Preamble.
                   -------

                  "Demand Registration" has the meaning set forth in Section
                   -------------------                               -------
1A.
--

                  "Loan Agreement" has the meaning set forth in the
                   --------------
Preamble.

                  "Long-Form Registrations" has the meaning set forth in
                   -----------------------
Section 1A.
----------

                  "Oaktree" has the meaning set forth in the Preamble.
                   -------

                  "Optimal Number" has the meaning set forth in Section 1D.
                   --------------                               ----------

                  "Person" means an individual, a partnership, a
                   ------
corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Piggyback Registration" has the meaning set forth in
                   ----------------------
Section 2A.
----------

                  "Primary Optimal Number" has the meaning set forth in
                   ----------------------
Section 2C.
----------

                  "Public Sale" means any sale of Registrable Securities (i)
                   -----------
to the public pursuant to an offering registered under the Securities Act or
(ii) to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

                  "Registrable Securities" means (i) any shares of Common
                   ----------------------
Stock issuable or issued from time to time upon exercise of the Warrant,
(ii) any shares of Common Stock otherwise acquired by Oaktree or any of its Affiliates, (iii) any shares of Common Stock issued or issuable upon conversion of any capital stock or other equity securities from time to time acquired by Oaktree or any of its Affiliates, and (iv) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in any of clauses (i) through (iii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Registrable Securities, such shares will cease to be Registrable Securities when they have been transferred pursuant to a Public Sale. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

                  "Registration Expenses" has the meaning set forth in
                   ---------------------
Section 5A.
----------

                  "Required Registration" has the meaning set forth in
                   ---------------------
Section 1C.
----------

                  "Securities Act" means the Securities Act of 1933, as
                   --------------
amended, or any similar federal law then in force.

                  "Securities and Exchange Commission" includes any
                   ----------------------------------
governmental body or agency succeeding to the functions thereof.

                  "Securities Exchange Act" means the Securities Exchange
                   -----------------------
Act of 1934, as amended, or any similar federal law then in force.

                  "Short-Form Registrations" has the meaning set forth in
                   ------------------------
Section 1A.
----------

                  "Warrant" has the meaning set forth in the Preamble.
                   -------

         SECTION 9. MISCELLANEOUS

                  9A. AMENDMENT AND WAIVER. Except as otherwise provided
                      --------------------
herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or any holder of Registrable Securities unless such modification, amendment or waiver is approved in writing by the Company and the holder(s) of a majority of the Registrable Securities; provided that in the event that such amendment or
                        --------
waiver by its terms disproportionately treats any holder or group of holders of Registrable Securities adversely relative to other holders of Registrable Securities, then such amendment or waiver will require the consent of such holder or, in the case of such a group of holders, the holders in such group who hold a majority of the Registrable Securities held by all holders in such group so disproportionately and adversely treated. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

                  9B. SEVERABILITY. Whenever possible, each provision of
                      ------------
this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  9C. ENTIRE AGREEMENT. Except as otherwise expressly set
                      ----------------
forth herein, this Agreement, the Warrant, the Loan Agreement and the documents referenced therein embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  9D. NO INCONSISTENT AGREEMENTS. The Company will not
                      --------------------------
hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

                  9E. ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. The
                      --------------------------------------------
Company will not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

                  9F. SUCCESSORS AND ASSIGNS. This Agreement shall bind and
                      ----------------------
inure to the benefit of and be enforceable by (i) Oaktree and each subsequent holder of any Registrable

Securities, and the respective successors and assigns of each of them, in each case so long as such Person holds any Registrable Securities, and (ii) the Company and its successors. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of Oaktree are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities. Notwithstanding the foregoing, in order to obtain the benefit of this Agreement, any subsequent holder of Registrable Securities must execute a counterpart to this Agreement, thereby agreeing to be bound the terms hereof.

                  9G. COUNTERPARTS. This Agreement may be executed in
                      ------------
separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

                  9H. REMEDIES. The parties hereto agree and acknowledge
                      --------
that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any holder of Registrable Securities shall have the right to injunctive relief, in addition to all of its rights and remedies at law or in equity, to enforce the provisions of this Agreement. Except as otherwise expressly provided in
Section 9F, nothing contained in this Agreement shall be construed to confer
----------
upon any Person who is not a signatory hereto any rights or benefits, as a third party beneficiary or otherwise.

                  9I. NOTICES. Any notice provided for in this Agreement
                      -------
shall be in writing and shall be either personally delivered, or received by certified mail, return receipt requested, or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on such recipient's counterpart signature page hereto or at such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder (i) when delivered personally to the recipient, (ii) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) upon machine-generated acknowledgment of receipt after transmittal by facsimile if so acknowledged to have been received before 5:00 p.m. on a business day at the location of receipt and otherwise on the next following business day, provided that such notice, demand or other communication is also deposited within 24 hours thereafter with a reputable overnight courier service (charges prepaid) for delivery to the same Person, or (iv) five (5) days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. The Company's address is:

                           Falcon Products, Inc.
                           9387 Dielman Industrial Drive
                           St. Louis, MO 63132
                           Attn: Chief Executive Officer

                  9J. GOVERNING LAW. The corporate law of Delaware will
                      -------------
govern all issues concerning the relative rights of the Company and the holders of Registrable Securities. All other issues concerning this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

                  9K. DESCRIPTIVE HEADINGS. The descriptive headings of this
                      --------------------
Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                                  * * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the day and year first above written.

                                  THE COMPANY:

                                  FALCON PRODUCTS, INC.

                                  By:______________________________
                                  Its:_____________________________



                                  OAKTREE:

                                  OCM PRINCIPAL OPPORTUNITIES
                                  FUND II, L.P.

                                  By:  Oaktree Capital Management, LLC
                                  Its: General Partner

                                  By:______________________________
                                  Its:_____________________________

                                  By:______________________________
                                  Its:_____________________________




          [END OF SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]